UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2010

CKX, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17436	27-0118168
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-838-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2010, the board of directors of CKX, Inc. (the "Company") appointed Kraig G. Fox, 42, to serve as Chief Operating Officer of the Company.

Mr. Fox has served as Chief Corporate Development Officer, Executive Vice President and Secretary of the Company since February 7, 2005. Prior to that, Mr. Fox was Senior Vice President at FXM, Inc. since August 2000. Mr. Fox served as Senior Vice President of MJX Asset Management from 2003 until 2009. Mr. Fox was a Vice President at SFX Entertainment from December 1998 through August 2000.

The Company and Mr. Fox entered into an employment agreement as of October 1, 2009 with respect to his prior position as Chief Corporate Development Officer. The Company and Mr. Fox are currently negotiating an amendment to that employment agreement to reflect Mr. Fox's new role with the Company and certain other terms. The Company expects such amendment, if any, to be finalized within one week and will promptly disclose the terms of such amendment, if any, following its execution.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 Press Release, dated September 30, 2010, issued by CKX, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX, Inc.

October 6, 2010	By:	/s/ Michael G. Ferrel

Name: Michael G. Ferrel
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated September 30, 2010, issued by CKX, Inc.